SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): Feb. 12, 2002

                              PIER 1 IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      1-7832                     75-1729843
(State of incorporation           (Commission                 (IRS Employer
    or organization)                File No.)              Identification No.)

   301 Commerce Street, Suite 600
         Fort Worth, Texas                                         76102
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (817) 878-8000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits.

     -Exhibit 99--The text of the Article referred to in Item 9 of this Report.


Item 9. Regulation FD Disclosure

     Pier 1 Chairman and Chief Executive Officer, Marvin Girouard, gave an interview to the Dow Jones Newswire. An article based on the interview was distributed to Dow Jones Newswire subscribers on February 12, 2002. The text of the article is attached to this report as Exhibit 99.
     Any forward-looking statements or projections made should be considered in conjunction with the cautionary statements contained in the Company's latest fiscal year 2001 Form 10-K. Any forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward looking statements. Possible risks and uncertainties regarding these statements include, but are not limited to, the effects of terrorist attacks or other acts of war, the direction of general economic trends, the availability of new sites for expansion, the availability of sufficient labor to facilitate growth, fluctuations in prices and availability of merchandise, and weather conditions that affect sales. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PIER 1 IMPORTS, INC.

Date: Feb. 12, 2002                      By /s/ J. Rodney Lawrence
                                            ----------------------
                                            J. Rodney Lawrence
                                            Senior Vice President and Secretary

Exhibit 99.

DJ TALES OF THE TAPE: Pier 1 CEO Has No Fear Of Peers >PIR
Feb 12 at 14:00


   By James Covert
   Of DOW JONES NEWSWIRES

     NEW YORK --(Dow Jones)-If you're looking for a company that has managed to thrive in a post-Sept. 11 environment, look no further than Pier 1 Imports Inc.
(PIR).
     There's been plenty of talk over the past few months about "cocooning," or an increased focus by U.S. consumers on their homes rather than on travel, leisure or apparel. In addition, shoppers are said to be flocking to places where they can expect to find bargains.
     Pier 1 Chairman and Chief Executive Marvin Girouard has the evidence to prove it. Witness the moderately priced wicker chairs, decorative pillows, wine racks, CD holders, scented candles and silk flowers that have been flying off the sales floors at Pier 1 stores across the country.
     Throughout the fall and holiday season, many retailers were posting declines in so-called same-store sales, or sales at stores open at least a year
- a key measure of a retailer's performance. But Fort Worth, Texas-based Pier 1 has racked up mid- and high-single-digit gains in its same-store sales.
     The strength of the trend has taken investors by surprise, not to mention Girouard, who had said shortly after Sept. 11 that "the unknowns and the uncertainties are immeasurable." While the stock plunged to a 52-week low of $8.13 on Sept. 21, it subsequently skyrocketed as holiday sales piled up, and closed at a 52-week high of $19.03 on Jan. 10.
     The stock has stalled a bit over the past few weeks, particularly since Pier 1 reported its January sales, which may have disappointed a few investors in the wake of the company's recent string of upside surprises.
     But the 5.5% increase in January same-store sales was solid nonetheless, and Girouard expects Pier 1 to post earnings for its fiscal year ending March 3 of about $1 a share, compared with analysts' expectations of 98 cents a share, according to Thomson Financial/First Call. Analysts' views had been ratcheted up after the company guided them about two cents higher on Jan. 3. Pier 1 earned 97 cents a share a year earlier.
     In the coming fiscal year, Pier 1 aims to its expand profits by 12% to 15%, Girouard said. That's a healthy clip in this environment, but the company has made progress on expense control, and recent margin trends have boosted Girouard's optimism. Most holiday goods were sold before Christmas at full price, and spring merchandise thus far has been well received.
     Girouard says Pier 1, which revamps about two-thirds of its merchandise lineup each year, will show improved assortments this spring from a year ago, when a reliance on promotional items sent first-quarter profits plunging 27%.
     "We'll have better selection and quality," Girouard said. "We're looking for smaller items that are unusual and unique and nobody else has - if you see it, you better buy it because it might not be there the next time you come in."

     Steering Clear Of The Competition On Pricing

     Value pricing is fundamental to Pier 1's strategy, Girouard says. Three years ago when he took the reins after almost 25 years at Pier 1, prices on its decorative items were too high. In response, customers were heading to younger, higher-end chains like Williams-Sonoma Inc.'s (WSM) Pottery Barn stores, Crate & Barrel (X.CTB) and Restoration Hardware Inc. (RSTO).
     "The perception and reality was that Pier 1 had gotten full of itself," Girouard said. "We were overpricing and thought we were indestructible, and we got caught up with trying to please Wall Street rather than Main Street. We regrouped and caught up with the fact that we should be a value player."
     Girouard slashed prices on decorations and accessories 15% to 40%, bringing them more in line with Pier 1's lower-priced furniture, which had always performed well. While Girouard says a living room outfitted with merchandise from Crate & Barrel typically costs $8,000 to $12,000, a Pier 1 living room costs about $4,000.
     Pier 1 directly imports about 60% of its merchandise, and can maintain impressive margins even in the moderate price range, Girouard says.
That's essential, given the recent crowding on the upper end of home-furnishings retailing.
     In addition, Pier 1 feels relatively safe from competition with Bed Bath & Beyond Inc. (BBBY), which emphasizes functional housewares like towels and kitchen utensils rather than furniture and home decoration. On the other hand, big discounters like Wal-Mart Stores Inc. (WMT) and Target Corp. (TGT) don't offer the quality, selection and service that Pier 1 does, says Girouard.
     Still, if Pier 1's niche is safe in the near term, Girouard admits that a few competitors - particularly from the higher end - have begun to market wares that are closer to Pier 1's price range.
     "That will only make us sharper and concentrate on the fact that we're an established brand," Girouard responds.
     That brand has come a long way since the 1970s and 1980s, Girouard adds. "We were selling beaded curtains and incense, and we had the image of selling rattan jungle furniture," Girouard says. Pier 1 has gotten past that, and is now recognized as a destination for "casual contemporary" looks - from English country gardens to island getaways, he says.

     Stepped-Up Ambitions For Growth

     With $250 million in cash and no debt on its balance sheet at the end of its third quarter, and 98% of a recent store-remodeling program complete, Pier 1 will charge ahead with plans to open as many as 120 new stores this year while closing about 30. Over the next five or six years, Pier 1 aims to open between 90 and 100 stores annually, while closing as many as 20 of its older stores each year.
     That's well ahead of the 60-store annual growth plan the company had forecast in the past. Girouard now sees potential for 1,500 stores, compared with the current store base of just under 1,000. Pier 1 will also continue to expand its 17-store chain of Cargo Furniture stores, and Girouard see a potential for 250 to 300 of them in next 12 to 15 years.
     About half the new stores will be located in smaller markets - towns with populations between 30,000 and 50,000 where rent, labor and infrastructure costs are lower - and competition is minimal.
     What's more, while some may have bristled at the cost of a TV ad campaign launched last year that featured former "Cheers" star Kirstie Alley, it has helped drive customers into stores and will be renewed for another year.
     What's fueling all of the new optimism? Girouard says Pier 1 is benefiting from a nesting trend not only among baby boomers looking to outfit second homes, but among their children, who are furnishing first homes and apartments. That should override any concerns that a recent wave of mortgage refinancings will take home-furnishings sales with it once it passes, Girouard says.
     "This is not a flash-in-the-pan kind of trend," Girouard said. "We'll just have to see who is right, but I think it's sustainable whether interest rates go back up and the refinancing is there or not."
     Alan Rifkin, an analyst at Lehman Brothers Inc. in New York, says that after ratcheting his Pier 1 earnings estimates higher four times over the past three months, he's convinced. With a price-to-earnings ratio that's 30% less than that of the Standard & Poor's 500 index, Rifkin says the stock is "sorely undervalued," and should appreciate to $23 in the next 12 months.
     "Cocooning is not something that began on Sept. 12," Rifkin said. "We've seen this developing over the past 10 or 15 years."

  -By James Covert, Dow Jones Newswires; 201-938-5360; james.covert@dowjones.com